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                                                                    EXHIBIT 10.2

          THIS AGREEMENT between Champion International Corporation, a New York corporation (the "Company"), and L. C. Heist (the "Executive") is effective as of August 15, 1996.

          WHEREAS, the Company and the Executive entered into an Agreement dated August 18, 1988, as amended as of September 19, 1991 (the "Agreement"); and

          WHEREAS, the parties desire to amend the Agreement in the manner set forth below;

            NOW THEREFORE, it is hereby agreed by and between the parties as follows:

            1. The heading of subparagraph 9(b) of the Agreement is hereby amended in its entirety to read "Retirement".

            2. The first sentence of subparagraph 9(b)(i) of the Agreement is hereby amended in its entirety to read :

                "Effective August 15, 1996, the Executive is indefeasibly
            vested, subject to subparagraph 9(b)(iv) and paragraph 10, in a monthly retirement allowance, subject to any reduction required by subparagraph 9(b)(iii), equal to one-twelfth (1/12) of seventy-seven percent (77%) of the Executive's Average Annual Compensation, as hereafter defined, less one-twelfth (1/12) of fifty percent (50%) of the Executive's annual Social Security Benefits."

            3. Subparagraph 9(b)(ii) of the Agreement is hereby amended by deleting the portion thereof from and including the words "equal to three percent (3%) of the Executive's Average Annual Compensation" through the end thereof, and in their place including the following:

            "equal to sixty percent (60%) of the monthly retirement allowance that either (A) was payable to the Executive under subparagraph 9(b)(i) (prior to any reduction required by subparagraph 9(b)(iii)) immediately prior to the Executive's death or (B) would have been payable to the Executive under subparagraph 9(b)(i) (prior to any reduction required by subparagraph 9(b)(iii)) had the Executive retired on the day before his death."

            4. The Agreement as amended hereby shall be governed by and construed in accordance with the laws of the State of New York.

            5. The Company and the Executive understand and agree that all references in the Agreement to the provisions thereof that are amended hereby shall be deemed to be references to such provisions as amended hereby.

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          6.  Except as amended hereby, all of the terms and conditions set forth in the Agreement shall continue in full force and effect without change.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has executed this Agreement, all as of August 15, 1996.

                                  CHAMPION INTERNATIONAL CORPORATION




                                  By /s/ Lawrence G. Rawl
                                     --------------------------------------
                                     Chairman of the Compensation and Stock
                                     Option Committee


ATTEST:



/s/ Lawrence A. Fox
------------------------------
Vice President and Secretary



                                /s/ L. C. Heist
                                --------------------------------
                                L. C. Heist

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